UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: December 19, 2008
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

ONI Biopharma Inc. provided an audio update on December 19, 2008 regarding the Company’s launch of EvoraPlus™, as well as the listing on Alternext Paris exchange and eligibility for trading on OTCBB and other frequently asked questions (“FAQ”) regarding the Company.  The transcript of the December 19, 2008 audio release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The audio release is available in English and French and archived and accessible at www.onibiopharma.com for approximately two weeks.

The information in this Current Report on Form 8-K, including the transcript attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing this information, ONI Biopharma makes no admission as to the materiality of any information in this report. The information contained in the transcript is summary information that is intended to be considered in the context of ONI BioPharma’s filings with the SEC and other public announcements that ONI Biopharma makes, by press release or otherwise, from time to time.  ONI Biopharma undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

ITEM 8.01 OTHER EVENTS

The Company also announced today that its trading symbol has changed from “ONI” to “ORNI”. A copy of the press release announcing the change of the Company’s ticker symbol is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description
99.1	Transcript of audio release on December 19, 2008

99.2	Press release dated December 19, 2008 announcing change in Company’s trading symbol

SIGNATURES
In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of December, 2008.

ORAGENICS, INC.

By:	/s/ David B. Hirsch
David B. Hirsch
Chief Financial Officer